EXHIBIT 10.2



STATE OF MINNESOTA                                               DISTRICT COURT

COUNTY OF RAMSEY                                       SECOND JUDICIAL DISTRICT

THE STATE OF MINNESOTA,                                 Case Type:  Other Civil
BY HUBERT H. HUMPHREY III,                            Court File No. C1-94-8565
ITS ATTORNEY GENERAL,

and

BLUE CROSS AND BLUE SHIELD
OF MINNESOTA,

                Plaintiffs,

         vs.                                            CONSENT JUDGMENT
                                                        ----------------

PHILIP MORRIS INCORPORATED,
R.J. REYNOLDS TOBACCO COMPANY,
BROWN & WILLIAMSON TOBACCO
CORPORATION, B.A.T. INDUSTRIES
P.L.C., BRITISH-AMERICAN TOBACCO
COMPANY LIMITED, BAT (U.K. &
EXPORT) LIMITED, LORILLARD
TOBACCO COMPANY, THE AMERICAN
TOBACCO COMPANY, LIGGETT GROUP,
INC., THE COUNCIL FOR TOBACCO
RESEARCH-U.S.A., INC., and THE
TOBACCO INSTITUTE, INC.,

         Defendants.

         WHEREAS, the State of Minnesota, by its Attorney General, Hubert H. Humphrey III, and Blue Cross and Blue Shield of Minnesota filed their Complaint herein on August 17, 1994, and their Second Amended Complaint on January 6, 1998;

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     WHEREAS, Defendants have contested the claims in the Plaintiffs' Complaint and Second Amended Complaint;

     WHEREAS, the parties recognize that Congress is considering national tobacco legislation and have agreed to settle this case on a basis which acknowledges possible federal legislation, but which guarantees to the people of Minnesota the relief granted herein;

     WHEREAS, Settling Defendants, in the Settlement Agreement and Stipulation for Entry of Consent Judgment, have waived as specified therein their right to challenge the terms of this Consent Judgment as being superseded or preempted by future Congressional enactments; and

     WHEREAS, the Attorney General believes the entry of this Consent Judgment is appropriate and in the public interest;

     NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

I.   JURISDICTION AND VENUE

     The Court has jurisdiction over the subject matter of this action and over the Settling Defendants under Minn. Stat. SECTIONS 8.31, 325D.15, 325D.45, 325D.58, 325F.70 and 484.01 (1994). Venue is proper in Ramsey County pursuant to Minn. Stat. SECTIONS 325D.65 and 542.09 (1994) in that Settling Defendants do business in Ramsey County.

II.  DEFINITIONS

     The definitions set forth in the Settlement Agreement and Stipulation for Entry of Consent Judgment ("Settlement Agreement") are incorporated by reference herein.

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III. APPLICABILITY

     This Consent Judgment applies only to Settling Defendants in their corporate capacity acting through their respective successors and assigns, directors, officers, employees, agents, subsidiaries, divisions, or other internal organizational units of any kind or any other entities acting in concert or participation with them. The remedies and penalties in Sections XD. and E. herein for a violation of this Consent Judgment shall apply only to Settling Defendants, and shall not be imposed or assessed against any employee, officer or director of Settling Defendants or other person or entity as a consequence of such a violation, and there shall be no jurisdiction under this Consent Judgment to do so.

IV.  EFFECT ON THIRD PARTIES

     This Consent Judgment is not intended to and does not vest standing in any third party with respect to the terms hereof, or create for any person other than the parties hereto a right to enforce the terms hereof.

V.   INJUNCTIVE RELIEF

     Settling Defendants are permanently enjoined from:

     A. On and after December 31, 1998, marketing, licensing, distributing, selling or offering, directly or indirectly, including by catalogue or direct mail, in the State of Minnesota, any service or item (other than tobacco products or any item the sole function of which is to advertise tobacco products) which bears the brand name (alone or in conjunction with any other word), logo, symbol, motto, selling message, recognizable color or pattern of colors, or any other indicia or product identification identical or similar to, or identifiable with, those used for any domestic brand of tobacco products.

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     B.   Making any material misrepresentation of fact regarding the health consequence of using any tobacco product, including any tobacco additives, filters, paper or other ingredients. Nothing in this paragraph shall limit the exercise of any First Amendment right or any defense or position which persons bound by this Consent Judgment may assert in any judicial, legislative, or regulatory forum.

     C. Entering into any contract, combination or conspiracy between or among themselves, which has the purpose or effect of: (1) limiting competition in the production or distribution of information about the health hazards or other consequences of the use of their products; (2) limiting or suppressing research into smoking and health; or (3) limiting or suppressing research into, marketing, or development of new products.

     D. Taking any action, directly or indirectly, to target children in Minnesota in the advertising, promotion, or marketing of cigarettes, or taking any action the primary purpose of which is to initiate, maintain or increase the incidence of underage smoking in Minnesota.

VI.  DISSOLUTION OF DEFENDANT COUNCIL FOR TOBACCO RESEARCH

     Settling Defendants represent that they have the authority to effectuate the following and will do so within 90 days of this Agreement: The Council for Tobacco Research-U.S.A. Inc. shall cease all operations except as necessary to comply with existing grants or contracts and to continue its defense of other lawsuits and will be disbanded and dissolved within a reasonable time period thereafter. To the extent not required elsewhere in this Consent Judgment, the Council for Tobacco Research shall forward all smoking and health research in its possession or control to the Food and Drug Administration subject to appropriate confidentiality protection required by contracts between the Council for Tobacco Research and any third party. Defendants shall preserve all other records

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of the Council for Tobacco Research which relate in any way to issues raised in this or any other Attorney General lawsuit. Defendants may not reconstitute the Council for Tobacco Research or its function in any form.

VII. PUBLIC ACCESS TO DOCUMENTS AND COURT FILES

     A. The Court's previous Protective Orders are hereby dissolved with respect to all documents, including the 4A and 4B indices and the privilege logs, which have been produced to the Plaintiffs and for which Defendants have made no claim of privilege or Category II trade secret protection. Such documents shall be made available to the public at the Depository, in the manner provided as follows:

          1. The public shall be given access to all non-privileged documents contained in the Minnesota Depository, including all documents set forth in Paragraph VII.A. above.

          2. Plaintiffs and Settling Defendants shall meet with representatives of the current Minnesota Depository administrators, Smart Legal Assistance and Merrill Corporation, and/or other appropriate persons, to discuss staffing issues and the procedures that should be implemented to continue the operation of the Minnesota Depository, thereby to ensure broad and orderly access to these documents.

          3. Category II documents shall be returned to the Defendants as soon as practical, provided that Defendants, upon receiving appropriate assurances of trade secret protection from the Food and Drug Administration, shall forward a copy of the Category II documents bearing the Bates numbers from this action to said agency. Plaintiffs shall retain the Bates stamp numbers of all Category II documents produced in this case.

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     B.   The documents produced in this case are not "government data" under the Minnesota Government Data Practices Act.

     C. For documents upon which a privilege was claimed and found not to exist, including any briefs, memoranda and other pleadings filed by the parties which include reference to such documents, Plaintiffs may seek court approval to make such documents available to the public, provided that any such request be made to the Court within 45 days of the date of entry of this Consent Judgment.

     D. Defendant British-American Tobacco Company Limited shall maintain and operate the Guildford Depository for a period of ten years. Defendant British-American Tobacco Company Limited shall have the option of maintaining such depository at its current location or at an appropriate alternative location. All documents, except those identified in Paragraph VII.A.3 above, which were selected by plaintiffs from the Guildford Depository in response to the Plaintiffs' discovery requests shall be moved to and retained at the Minnesota Depository.

     E. The Minnesota Depository shall be maintained and operated at Settling Defendants' sole expense, in the manner set forth above for ten years after the date hereof, or such longer period as may be provided in federal legislation for a national document depository. At the end of such period, or sooner, at the State's discretion, the documents shall be transferred to the State Archives or other appropriate state body, where they shall remain available for historical and research purposes. The parties and the Depository staff shall cooperate with the State Archivist or such other state officials as may be involved in transferring the documents to the custody of the State.

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     F.   Settling Defendants shall provide to the State for the Depository a copy of all existing CD-ROMs of documents produced in this action that do not contain any privileged or work-product documents or information, to be placed in the Depository.

     G. Defendants shall produce to the Depository all documents produced by such defendants in other United States smoking and health litigation but not previously produced in Minnesota, within 30 days of their production such the other litigation, provided Defendants do not claim privilege with respect to such documents, and provided such documents are not subject to any protective order.

VIII. EQUITABLE RELIEF: NATIONAL RESEARCH; DEPOSIT OF FUNDS.

     A. In furtherance of the equitable relief sought by the State, pursuant to the Court's equitable powers to shape appropriate injunctive relief, in light of the public health interests demonstrated by the evidence in this case, and pursuant to the agreement of the parties:

          1. Consistent with the Prayer for Relief in the State's Complaint and Amended Complaints that the Defendants fund cessation programs in the State of Minnesota, the amount due in December, 1998 ($102 million), pursuant to the Settlement Agreement, Section II.D, shall be deposited into a separate cessation account and used to offer smoking cessation opportunities to Minnesota smokers, and shall be administered as ordered by the Court.

          2. In addition to other money paid under this Consent Judgment and the Settlement Agreement and Stipulation for Entry of Consent Judgment, each Settling Defendant shall pay pro rata in proportion to its Market Share, on or before June 1, 1998, and no later than June 1 of each succeeding year through and including June 1, 2007, its share of

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     $10 million into a national research account, to be administered as ordered by the Court. The parties envision that approximately 70% of the $100 million total will be used for research grants relating to the elimination of tobacco use by children, and 30% for program implementation, evaluation and other tobacco control purposes; provided, however, the administrator of the national research account may, in its discretion, change the allocation.

          3. The State shall submit a plan for the administration and authorized uses of the funds payable under this section within 45 days of the date of entry of this Consent Judgment.

          4. Monies payable under this section and Section V.B. of the Settlement Agreement shall be deposited in interest bearing accounts at a bank to be designated by the Commissioner of Finance. Settling Defendants' payment of the amounts set forth above are Settling Defendants' sole obligation under this section.

     B. Except as specified in this section and Section V.B of the Settlement Agreement, all monies payable under Sections II.B. and D. of the Settlement Agreement between the parties shall be deposited into the general fund of the State of Minnesota.

IX.  FINAL DISPOSITION

     This Consent Judgment resolves all claims set forth in the State's Second Amended Complaint against Defendants, which are hereby dismissed with prejudice, and shall constitute the final disposition of this action.

X.   MISCELLANEOUS PROVISIONS

     A. Jurisdiction of this case is retained for the purpose of enforcement and enabling the continuing proceedings contemplated herein. Any party to this Consent Judgment may apply to this

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Court at any time for such further orders and directions as may be necessary or appropriate for the construction and enforcement of this Consent Judgment.

     B. This Consent Judgment is not intended to be and shall not in any event be construed as, or deemed to be, an admission or concession or evidence of personal jurisdiction or any liability or any wrongdoing whatsoever on the part of any Defendant. The Defendants specifically disclaim any liability or wrongdoing whatsoever with respect to the claims and allegations asserted against them in this action and Settling Defendnats have stipulated to entry of this Consent Judgment solely to avoid the further expense, inconvenience, burden and risk of litigation.

     C. Except as provided in Section III.D. of the Settlement Agreement and Stipulation for Entry of Consent Judgment, this Consent Judgment shall not be modified unless the party seeking modification demonstrates, by clear and convincing evidence, that it will suffer irreparable harm from new and unforeseen conditions; provided, however, that the provisions of Section III of this Consent Judgment shall in no event be subject to modification. Changes in the economic conditions of the parties shall not be grounds for modification. It is intended that Settling Defendants will comply with this Consent Judgment as originally entered, even if Settling Defendants' obligations hereunder are greater than those imposed under current or future law. Therefore, a change in law that results, directly or indirectly, in more favorable or beneficial treatment of any one or more of the Settling Defendants shall not support modification of this Consent Judgment.

     D. In enforcing this Consent Judgment the Attorney General shall have the discovery powers of Minn. Stat. SECTION 8.31 (1996), as amended. Any Settling Defendant which violates this Consent Judgment shall be subject to contempt and to the remedies provided in Minn. Stat. SECTION 8.31 (1996), as amended. In addition, in any proceeding which results in a finding that a Settling

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Defendant violated this Consent Judgment, the responsible Settling Defendant or
Settling Defendants shall pay the State's costs and attorneys' fees incurred in such proceeding.

     E. The remedies in this Consent Judgment are cumulative and in addition to any other remedies the State may have at law or equity. Nothing herein shall be construed to prevent the State from bringing any action for conduct not released hereunder, even though that conduct may also violate this Consent Judgment.

     LET JUDGMENT BE ENTERED ACCORDINGLY.


Dated:
      --------------------------                  ----------------------------
                                                  KENNETH J. FITZPATRICK
                                                  Judge of District Court

                                    JUDGMENT

Pursuant to the foregoing Consent Judgment, judgment is hereby entered accordingly.


Dated:
      --------------------------                  ----------------------------
                                                  Court Administrator

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